EXHIBIT 11

              ADVANCED COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                         UNAUDITED
                                  ------------------------
                                    PRO FORMA YEAR ENDED              ACTUAL YEAR ENDED
                                  ------------------------  -------------------------------------
                                   DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
(In thousands, except per share       31,          31,          31,          31,          31,
amounts)                             1998         1997         1998         1997         1996
                                  -----------  -----------  -----------  -----------  -----------

EARNINGS PER SHARE:

Average number of common shares
 outstanding for basic and
 diluted computation (see
 Note)..........................      19,646       19,616       18,594        8,230        8,228
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------

Net income (loss) earnings......   $ (10,676)   $  (5,577)   $ (11,279)   $  (3,200)   $    (659)
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------

Basic earnings per share........   $    (.54)   $    (.28)   $    (.61)   $    (.39)   $    (.08)
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------

Diluted earnings per share......   $    (.54)   $    (.28)   $    (.61)   $    (.39)   $    (.08)
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------

Note: The effect of the assumed exercise of stock options and the assumed conversion of the note payable and preferred stock have not been included in the computation of diluted earnings per share for the period after issuance because to do so would have been anti-dilutive for the periods presented.

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